Hancock Jaffe Laboratories, Inc.
70 Doppler, Irvine, CA 92618

SUBSCRIPTION # _________

SUBSCRIPTION AGREEMENT

The undersigned (“Subscriber”) understands that Hancock Jaffe Laboratories, Inc., a Delaware corporation (the “Company”), is offering for purchase (the “Offering”) solely to “accredited investors” (as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)), up to a maximum of 500,000 shares of Series B Convertible Preferred Stock, par value $0.00001 per share, of the Company (the “Shares”) at a price of $6.00 per Share, for a maximum offering amount of $3,000,000 (the “Maximum Offering Amount”); provided, however, that the Maximum Offering Amount is subject to an over- subscription option at the discretion of the Company for an additional 00,000 Shares. Any capitalized terms used but not defined herein shall have the meaning set forth in that certain Confidential Information Memorandum dated as of September 6, 2017 (the “Memorandum”), to which this Subscription Agreement is attached as Exhibit A.

There is no minimum investment amount per investor in the Offering or minimum amount of Shares to be sold to close the Offering. The Offering will commence on the date of the Memorandum and will end on the Termination Date.

The Company will accept an investor’s subscription for Shares once such investor’s accredited investor status is verified and will schedule one or more Closings of the purchase and sale of Shares. Please refer to the Memorandum for additional details regarding, among other items, the Offering, risk factors, the Company and its business.

1. Subscription for the Purchase of Shares.

1.1. Subscriber hereby subscribes to purchase ____________Shares at a purchase price of $6.00 per Share, for a total subscription of $ ____________. In this regard, Subscriber agrees to deliver payment of immediately available funds in the amount of $ ____________(the “Aggregate Purchase Price”) pursuant to the instructions set forth in Section 1.2. Subscriber recognizes and agrees that (i) this subscription is irrevocable and, if Subscriber is a natural person, shall survive Subscriber’s death, disability or other incapacity, and (ii) the Company has complete discretion to accept or to reject this Subscription Agreement in its entirety and shall have no liability for any rejection of this Subscription Agreement. This Subscription Agreement shall be deemed to be accepted by the Company only when it is executed by the Company. At the Closing, upon acceptance of this Subscription Agreement by the Company and receipt of the full Aggregate Purchase Price for the Shares subscribed, the Company agrees to make appropriate notation to the Company’s records representing such number of fully-paid, validly issued and non-assessable Shares subscribed for and accepted by the Company in book entry form.

1.2. To subscribe for Shares offered hereby, prospective investors are to deliver to the Company: (i) one completed and duly executed version of this Subscription Agreement; and (ii) an executed copy of the Signature Page of the Investor Rights Agreement as attached to the Memorandum as Exhibit ; and to deliver the foregoing by email, fax or overnight mail to:

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By Overnight Mail:

Theresa A. Mari, Attorney at
Law 200 Vanderbilt Motor
Parkway Suite C17

Hauppauge, NY 11788

Tel: 631-617-6100

By Fax: 631-231-1344

By Email: tmari@marilaw.com

Subscriber must thereafter pay for the Shares via wire transfer or check, as follows:

BY WIRE TRANSFER:
Bank:	Empire National Bank
Account Name:

Account Number:
Routing:
Swift Code:
Bank Address:	1707 Veterans Highway
Islandia, New York, United States 11749
Bank Telephone:	00 1 (631) 348-4444

BY CHECK:

Make check payable to:

MAIL CHECK USING AN OVERNIGHT CARRIER SUCH AS FED EX TO:

Theresa A. Mari, Attorney at
Law 200 Vanderbilt Motor
Parkway Suite C17

Hauppauge, NY 11788

Tel: 631-617-6100

The Company has the right, in its sole discretion, to accept or reject any subscription in whole or in part.

1.3. Effect of Acceptance. Subscriber hereby acknowledges and agrees that, upon the Company’s acceptance of this Subscription Agreement, it shall become a binding and fully enforceable agreement between the Company and the Subscriber. As a result, upon acceptance by the Company of this Subscription Agreement (in whole or in part), Subscriber will become the record and beneficial holder of the Shares and the Company will be entitled to receive the purchase price of the Shares for which subscriptions are accepted in whole or in part.

2. Certification and Representation as to Investor Status.

2.1. Accredited Investor. The Company’s private offering of Shares is being made to “accredited” investors within the meaning of Rule 501 of Regulation D promulgated by the Securities Exchange Commission under the Securities Act. In order for the Company to sell the Shares in conformance with state and federal securities laws, including the Securities Act, including Rule 506(b) of Regulation D, the following information must be obtained regarding Subscriber’s investor status and certified to the Company by the Subscriber. Please initial each item applicable to you as an investor in the Company.

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_____	(a)	A natural person whose net worth, either individually or jointly with such person’s spouse, at the time of Subscriber’s purchase, exceeds $1,000,000;

_____	(b)	A natural person who had an individual income in excess of $200,000, or joint income with that person’s spouse in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

_____	(c)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_____	(d)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

_____	(e)	An insurance company as defined in section 2(13) of the Exchange Act;

_____	(f)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

_____	(g)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_____	(h)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_____	(i)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____	(j)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____	(k)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust or partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000;

_____	(l)	A director or executive officer of the Company;

_____	(m)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

_____	(n)	An entity in which all of the equity owners qualify under any of the above subparagraphs.

_____	(o)	Subscriber does not qualify under any of the investor categories set forth in (a) through (l) above.
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2.2. Net Worth. The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of a person’s primary home).

2.3. Income. In determining individual “income,” Subscriber should add to Subscriber’s individual taxable adjusted gross income (exclusive of any spousal income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

I/we acknowledge that purchasing an investment product that has certain fees and risks as well as features and benefits associated with it. My registered investment professional has reviewed and explained, where applicable.

I/we are subscribing to the following amounts:

$	=	Shares

SUBSCRIBER INITIALS

____________	____________	I/We have received and read the Memorandum.

____________	____________	I/We have reviewed and understand the risk sections of the Memorandum

____________	____________	I/We understand that the investment is NOT GUARANTEED, AND I/We MAY LOSE MY/OUR ENTIRE INVESTMENT.

____________	____________	I/We understand that the investment is not liquid.

____________	____________	I/We are sophisticated in financial and business affairs and are able to evaluate the risks and merits of this Offering.

____________	____________	I/We understand that this Offering is HIGH RISK. The inherit risks include lack of liquidity, leverage, lack of diversification and tax complexity. Success or failure of the investment is dependent on the investment sponsor and outside the control of the investors. While potential loss is limited to the amount investment, such loss is possible.

____________	____________	I/We currently [ ] own [ ] do not own private equity positions in my/our portfolio. If own, such private equity investments are worth approximately $__________.

____________	____________	I/We understand that it is not advisable to invest more than 10% of my/our liquid net worth in private equity positions, I/we are willing to accept the added exposure and risk.

2.4. No “Bad Actor” Disqualification. Subscriber acknowledges no “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event” ) is applicable to Subscriber, or to Subscriber’s knowledge, any “ covered persons” as defined in the first paragraph of Rule 506(d)(1) under the Securities Act and applicable to Subscriber, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act, is applicable.

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2.5. Anti-Money Laundering Matters. The Subscriber acknowledges that the Company seeks to comply with all applicable anti-money laundering laws and regulations. In furtherance of these efforts, the Subscriber represents, warrants and agrees that (i) no part of the funds used by the Subscriber to acquire the Shares has been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene United States federal or state or non-United States laws or regulations, including anti-money laundering laws and regulations, and (ii) no payment to the Company by the Subscriber and no distribution to the Subscriber shall cause the Company to be in violation of any applicable anti-money laundering laws or regulations including, without limitation, Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the United States Department of the Treasury Office of Foreign Assets Control regulations. The Subscriber acknowledges and agrees that, notwithstanding anything to the contrary contained in the Memorandum or any other agreement, to the extent required by any anti-money laundering law or regulation, the Company may prohibit capital contributions, restrict distributions or take any other reasonably necessary or advisable action with respect to the Shares or the shares of common stock of the Company, par value $0.00001 per share into which the Shares are convertible as set forth in the Memorandum (the “Conversion Shares”), and the Subscriber shall have no claim, and shall not pursue any claim, against the Company or any other person in connection therewith.

2.6. FATCA Matters. The Subscriber acknowledges that, to the extent applicable, the Company will seek to comply with the Foreign Account Tax Compliance Act provisions of the U.S. Internal Revenue Code and any rules, regulations, forms, instructions or other guidance issued in connection therewith (the “FATCA Provisions”). In furtherance of these efforts, the Subscriber agrees to promptly deliver any additional documentation or information, and updates thereto as applicable, which the Company may request in order to comply with the FATCA Provisions. The Subscriber acknowledges and agrees that, notwithstanding anything to the contrary contained in the Memorandum, any side letter or any other agreement, the failure to promptly comply with such requests, or to provide such additional information, may result in the withholding of amounts with respect to, or other limitations on, distributions made to the Subscriber and such other reasonably necessary or advisable action by the Company with respect to the Shares (or the Conversion Shares) (including, without limitation, required withdrawal), and the Subscriber shall have no claim, and shall not pursue any claim, against the Company or any other person in connection therewith.

2.7. No Representations by the Company. Neither the Company nor any agent or employee of the Company, nor any other person has at any time expressly or implicitly represented, guaranteed, or warranted to the Subscriber that the Subscriber may freely transfer the Shares (or the Conversion Shares), that a percentage of profit and/or amount or type of consideration will be realized as a result of an investment in the Company, that past performance or experience on the part of the management of the Company or any of their respective affiliates or any other person or entity in any way indicates the predictable results of the ownership of the Company or of the overall Company business, that any cash distributions from Company’s operations or otherwise will be made to the shareholders by any specific date or will be made at all, or that any specific tax benefits will accrue as a result of an investment in the Company.

2.8. Consultations with Attorney. The Subscriber acknowledges that Subscriber has been advised to consult with Subscriber’s own attorney regarding all legal matters concerning an investment in the Company and the tax consequences of participating in the Company, and has done so, to the extent Subscriber considers necessary.

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2.9. Subscriber Information. The Subscriber represents and warrants that all of the answers, statements and information set forth in this Subscription Agreement by the Subscriber are true and correct on the date hereof and will be true and correct as of the date, if any, that the Company accepts this Subscription Agreement, in whole or in part. The Subscriber agrees to notify the Company promptly of any change that may cause any answer, statement or information set forth in this Subscription Agreement to become untrue or misleading in any material respect, and to provide such additional information that the Company requests from time to time and deems necessary to determine (i) the eligibility of the Subscriber to hold the Shares (and the Conversion Shares), (ii) the Company’s compliance with applicable regulatory (including tax) requirements or (iii) the Company’s tax status. The Subscriber also agrees to provide the Company all information that otherwise may be reasonably requested by the Company in connection with compliance with applicable law by the Company, and its respective affiliates, including, without limitation, all applicable anti-money laundering laws and regulations and all applicable laws, rules and regulations relating to FATCA. The Subscriber further represents and warrants that, except for any alterations to this Subscription Agreement that have been clearly marked on or prior to the date of acceptance of this Subscription Agreement or otherwise have been specifically identified in writing and accepted by the Company on or prior to the date of acceptance of this Subscription Agreement, the Subscriber has not altered or otherwise revised this Subscription Agreement in any manner from the version initially received by the Subscriber. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Subscription Agreement. All representations, warranties, covenants and agreements of the Subscriber set forth in this Subscription Agreement or in any writing or certificate delivered in connection with this Subscription Agreement shall survive without limitation (including the acceptance of the Subscriber, the cessation of the Subscriber as a shareholder of the Company and the dissolution of the Company).

2.10. Other Certifications, Representations and Warranties of Subscriber. Subscriber hereby certifies, represents and warrants to the Company as follows:

(a) The Shares (and the Conversion Shares) are being acquired for Subscriber’s own account for investment, with no intention by Subscriber to distribute or sell any portion thereof within the meaning of the Securities Act, and will not be transferred by Subscriber in violation of the Securities Act or the then applicable rules or regulations thereunder. No one other than Subscriber has any interest in or any right to acquire the Shares (or the Conversion Shares). Subscriber understands and acknowledges that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of the Shares (or the Conversion Shares) anyone but Subscriber.

(b) Subscriber’s financial condition is such that Subscriber is able to bear the risk of holding the Shares (and the Conversion Shares) that Subscriber may acquire pursuant to this Subscription Agreement, for an indefinite period of time, and the risk of loss of Subscriber’s entire investment in the Company.

(c) Subscriber has received, has read and understood and is familiar with this Subscription Agreement, the Shares and the Conversion Shares.

(d) Subscriber has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Subscriber requested and deemed material to making an informed investment decision regarding its purchase of the Shares (and the Conversion Shares). Subscriber has been afforded the opportunity to review such documents and materials and the information contained therein. Subscriber has been afforded the opportunity to ask questions of the Company and its management. Subscriber understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Subscription Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, Subscriber understands and represents that he is purchasing the Shares (and the Conversion Shares) notwithstanding the fact that the Company may disclose in the future certain material information that the Subscriber has not received, including the financial results of the Company for their current fiscal quarters. Neither such inquiries nor any other due diligence investigations conducted by such Subscriber shall modify, amend or affect such Subscriber’s right to rely on the Company’s representations and warranties, if any, contained in this Subscription Agreement. Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Shares (and the Conversion Shares).

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(e) No representations or warranties have been made to Subscriber by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Subscription Agreement.

(f) Subscriber has investigated the acquisition of the Shares (and the Conversion Shares) to the extent Subscriber deemed necessary or desirable and the Company has provided Subscriber with any reasonable assistance Subscriber has requested in connection therewith.

(g) Subscriber, either personally, or together with his advisors (other than any securities broker/dealers who may receive compensation from the sale of any of the Shares), has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of purchasing the Shares (and the Conversion Shares) and of making an informed investment decision with respect thereto.

(h) Subscriber is aware that Subscriber’s rights to transfer the Shares (and the Conversion Shares) is restricted by the Securities Act and applicable state securities laws, and Subscriber will not offer for sale, sell or otherwise transfer the Shares (or the Conversion Shares) without registration under the Securities Act and qualification under the securities laws of all applicable states, unless such sale would be exempt therefrom.

(i) Subscriber understands and agrees that the Shares (and the Conversion Shares) it acquires have not been registered under the Securities Act or any state securities act in reliance on exemptions therefrom and that the Company has no obligation to register any of the Shares (or the Conversion Shares) offered by the Company as set forth in the Memorandum. Subscriber further acknowledges that Subscriber is purchasing the Shares (and the Conversion Shares) after having been provided with the Memorandum.

(j) The Subscriber has had an opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this investment and all such questions have been answered to the full satisfaction of the undersigned. Subscriber understands that no person other than the Company has been authorized to make any representation and if made, such representation may not be relied on unless it is made in writing and signed by the Company. The Company has not, however, rendered any investment advice to the undersigned with respect to the suitability

(k) Subscriber understands that any certificates or other instruments representing the Shares (and the Conversion Shares) may bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the Shares (and the Conversion Shares)):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE LAW, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

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(l) Subscriber also acknowledges and agrees to the following:

(i) An investment in the Shares (and the Conversion Shares) is highly speculative and involves a high degree of risk of loss of the entire investment in the Company; and

(ii) There is no public market and no assurances can be given that a public market for the Shares (or the Conversion Shares) will be available and that, as a result, Subscriber may not be able to liquidate Subscriber’s investment in the Shares (or the Conversion Shares) should a need arise to do so.

(m) Subscriber is not dependent for liquidity on any of the amounts Subscriber is investing in the Shares (or the Conversion Shares).

(n) Subscriber’s address set forth below is his, her or its correct residence address.

(o) Subscriber has full power and authority to make the representations referred to herein, to purchase the Shares and to execute and deliver this Subscription Agreement.

(p) Subscriber understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the sale of the Shares under the federal and state securities laws and for other purposes.

(q) Subscriber represents and warrants that Subscriber has a pre-existing substantive relationship with the Company (and/or any Selling Agent retained by the Company) and such relationship predates the Company, the Selling Agent or any other party having contact with Subscriber regarding an investment in the Shares (or the Conversion Shares).

The foregoing certifications, representations and warranties are true and accurate as of the date hereof and shall survive such date. If any of the above representations and warranties shall cease to be true and accurate prior to the acceptance of this Subscription Agreement, Subscriber shall give prompt notice of such fact to the Company by telegram, or facsimile or e-mail, specifying which representations and warranties are not true and accurate and the reasons therefor.

3. Indemnification. Subscriber acknowledges that Subscriber understands the meaning and legal consequences of the representations and warranties made by Subscriber herein, and that the Company is relying on such representations and warranties in making the determination to accept or reject this Subscription Agreement. Subscriber hereby agrees to indemnify and hold harmless the Company and each employee and agent thereof from and against any and all losses, damages or liabilities due to or arising out of a breach of any representation or warranty of Subscriber contained in this Subscription Agreement.

4. Transferability. Subscriber agrees not to transfer or assign this Subscription Agreement, or any interest herein, and further agrees that the assignment and transferability of the Shares acquired pursuant hereto (and the Conversion Shares) shall be made only in accordance with applicable federal and state securities laws.

5. Termination of Subscription Agreement; Return of Funds. In the event that, for any reason, this Subscription Agreement is rejected in its entirety by the Company, this Subscription Agreement shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder. In the event that the Company rejects this Subscription Agreement, the Company shall promptly return or cause to be returned to Subscriber any money tendered hereunder without interest or deduction.

6. Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by, facsimile or e-mail to Subscriber at the address set forth below and to the Company at the address set forth on the first page of this Subscription Agreement, or at such other place as the Company may designate by written notice to Subscriber.

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7. Amendments. Neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated except in a writing signed by Subscriber and the Company.

8. Governing Law. This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

9. Headings. The headings in this Subscription Agreement are for convenience of reference, and shall not by themselves determine the meaning of this Subscription Agreement or of any part hereof.

10. Counterparts. This Subscription Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document. The execution and delivery of a facsimile or other electronic transmission of this Subscription Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]
[SIGNATURES APPEAR ON FOLLOWING PAGE.]

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INDIVIDUALS

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the dates set forth below.

Dated: , 2017.

Signature(s):

Name (Please Print):

Residence Address:

Phone Number:	(_____)_____- __________________________

Cellular Number:	(_____)_____- __________________________

Social Security Number:	_______________________

Email address:	______________@______________________

ACCEPTANCE

Hancock Jaffe Laboratories, Inc., a Delaware corporation

By:
Name:
Title:

Date:	__________, 201___

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CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the dates set forth below.

Dated: ________, 2017

Signature(s):

Name (Please Print):

Residence Address:

Phone Number:	(_____)_____- __________________________

Cellular Number:	(_____)_____- __________________________

Tax Identification Number:	__________________________

Email address:	__________________@__________________

ACCEPTANCE

Hancock Jaffe Laboratories, Inc., a Delaware corporation

By:
Name:
Title:

Date:	_____________, 201__

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